EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Haverty Furniture Companies, Inc. of our report dated February 2, 2000 included in the 1999 Annual Report to Stockholders of Haverty Furniture Companies, Inc.

Our audits also included the financial statement schedule of Haverty Furniture Companies, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Company's Registration Statement (Form S-8 No. 333-53215) pertaining to the 1998 Stock Option Plan of Haverty Furniture Companies, Inc., the Registration Statement (Form S-8 No. 33-53607) pertaining to the 1993 Non-Qualified Stock Option Plan of Haverty Furniture Companies, Inc., the Registration Statement
(Form S-8 No. 33-28560) pertaining to the 1988 Non-Qualified Stock Option Plan of Haverty Furniture Companies, Inc., the Registration Statement
(Form S-8 No. 33-13755) pertaining to the 1986 Non-Qualified Stock Option Plan of Haverty Furniture Companies, Inc., the Registration Statement
(Form S-8 No. 33-53609) pertaining to the 1988 Incentive Stock Option Plan of Haverty Furniture Companies, Inc. and the Registration Statement
(Form S-8 No. 33-45724) pertaining to the Employee Stock Purchase Plan of Haverty Furniture Companies, Inc. of our report dated February 2, 2000 with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Haverty Furniture Companies, Inc.


                                   /s/ Ernst & Young LLP
                                   -------------------------

Atlanta, Georgia
March 20, 2000